Welcome to the Materials Download Page for Mustang Capital

Materials

Please use the following links

- Proxy Statement
- Proxy Card
- Shareholder Letters
  - Shareholder Letter March 22, 2015

Morrow & Co., LLC
470 West Ave., Stamford, CT 06902

If you have questions or need assistance voting the WHITE proxy card, stockholders should contact proxy solicitor, Morrow & Co., LLC at (800) 662-5200.

MUSTANG CAPITAL MANAGEMENT LLC ("MUSTANG CAPITAL"), JEFFERY G. DAVIS, DAVID E. FANTA, PETER O. HAEG AND JOHN K. H. LINNARTZ (COLLECTIVELY, THE "NOMINEES" AND TOGETHER WITH MUSTANG CAPITAL, THE "PARTICIPANTS") FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON MARCH 23, 2015 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF FURMANITE CORPORATION (THE "COMPANY") FOR USE AT THE COMPANY'S 2015 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING WHITE PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MORROW & CO., LLC, MUSTANG CAPITAL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (203)-658-9400 OR TOLL-FREE AT (800)-662-5200.